Exhibit 16(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 17, 2013, relating to the financial statements and financial highlights of Ivy Asset Strategy New Opportunities Fund and Ivy Emerging Market Equity Fund (formerly, the Ivy Pacific Opportunities Fund), each a series of the Ivy Funds, appearing in the Annual Report on Form N-CSR of the Ivy Funds for the year ended March 31, 2013, and to the references to us under the heading “Financial Highlights” in Appendix B of the Combined Prospectus and Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus dated July 31, 2013 as supplemented, and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information dated July 31, 2013 as supplemented, which are incorporated by reference in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

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DELOITTE & TOUCHE LLP

Kansas City, Missouri

January 28, 2014